                                                                      EXHIBIT 2


                                 BREWING VENTURES LLC

                     AMENDMENT NO. 1 TO MEMBER CONTROL AGREEMENT


       THIS AMENDMENT is made as of the 15th day of August 1997, by and among Steven J. Wagenheim, William E. Burdick, Mitchel I. Wachman, Timothy Cary, Eric LeClair, Arthur Nermoe and Arthur E. Pew, III (collectively, the "Members" and individually, a "Member").

                                       RECITALS

       WHEREAS, Messrs. Wagenheim, Burdick, Wachman, Cary, LeClair and Nermoe constitute all of the current Members of Brewing Ventures LLC, a Minnesota limited liability company (the "Company"); and

       WHEREAS, the Company and Messrs. Wagenheim, Burdick, Wachman, Cary, LeClair and Nermoe entered into a member control agreement dated May 1, 1997 (the "Member Control Agreement"); and

       WHEREAS, Mr. Pew wishes to become a Member of the Company and has agreed to participate in the further development and execution of the Restaurant Project; and

       WHEREAS, Messrs. Wagenheim, Burdick, Wachman, Cary, LeClair and Nermoe consent to the admission of Mr. Pew as a Member of the Company and have agreed to provide a liquidation preference to Mr. Pew; and

       WHEREAS, each of the undersigned Members wishes to enter into this Agreement to amend the Member Control Agreement and by signing hereof consents to all of the terms and conditions of the Member Control Agreement;

       NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained in this Agreement, the Members agree that the following provisions shall constitute a part of the Member Control Agreement:

       SECTION 3.1 shall read as follows: The Board of Governors shall consist of up to three (3) Governors, as determined at each annual meeting of Members; provided, however, that each Member hereby consents to the election to the Board of Governors of an initial third Governor by the remaining Governors. The initial Board of Governors shall consist of Steven J. Wagenheim and William E. Burdick. The initial third Governor shall be Arthur E. Pew, III. For so long as Mr. Pew desires to be elected to the Board of Governors, Messrs. Wagenheim and Burdick hereby agree to vote their Membership Interests for his reelection.

       SECTION 4.1(e) shall read as follows: Each Member hereby understands that the Board of Governors must unanimously approve the admission of additional Members to the Company. Each Member hereby agrees with and consents to the addition of such additional Members, and understands that the addition of other Members, and the proportion of additional Membership Interests, will dilute each Member's Membership Interest in the Company.

       SECTION 6.2 shall read as follows: At any time after the first anniversary of the closing of a public offering of the Common Stock of Founders Food & Firkins Ltd. ("Founders") or the earlier termination of the Management Agreement between the Company and Founders dated August 13, 1997, upon the request of any Member having


                                 Page 23 of 31 Pages
at least a twenty-five percent (25%) Membership Interest in the Company, the Company shall liquidate. The net proceeds resulting for the liquidation of the Company shall be applied and distributed in the following order of priority:

       SECTION 6.2(c) shall read as follows: The balance of any proceeds shall be distributed among the Members in accordance with the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Company fiscal year during which liquidation occurs. However, in the event that dissolution is caused by the failure to develop the Restaurant Project, then the balance of any capital lawfully available for distribution shall be distributed in the following manner: (I) $200,000 to mr. pew and (ii) the balance of any proceeds shall be distributed among the members other than Mr. Pew in accordance with the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Company fiscal year during which liquidation occurs.

       SECTION 7.2 shall read as follows: Any Member may Transfer all or any portion of his Membership Interest to another Member without the consent of the other Members and without offering such Membership Interest to the Company and the remaining Members. Further, Mr. Wagenheim may transfer a portion of his Membership Interest to Mr. Pew without the consent of the other Members and without offering such Membership Interest to the Company and the remaining Members.

       SCHEDULE 1 shall be restated as attached hereto.




                                 Page 24 of 31 Pages

       IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written, or with respect to Members acquiring Membership Interests after the date of this Agreement, on the date opposite such Member's signature.


                                          /s/ Steven J. Wagenheim
                                          -------------------------------------
                                                 Steven J. Wagenheim


                                          /s/ William E. Burdick
                                          -------------------------------------
                                                 William E. Burdick


                                          /s/ Mitchel I. Wachman
                                          -------------------------------------
                                                 Mitchel I. Wachman


                                          /s/ Timothy Cary
                                          -------------------------------------
                                                 Timothy Cary


                                          /s/ Eric LeClair
                                          -------------------------------------
                                                 Eric LeClair


                                          /s/ Arthur Nermoe
                                          -------------------------------------
                                                 Arthur Nermoe


                                          /s/ Arthur E. Pew, III
                                          -------------------------------------
                                                 Arthur E. Pew, III


                                 Page 25 of 31 Pages

AUGUST 15, 1997                                                      SCHEDULE 1

                                         PERCENTAGE   MEMBERSHIP      CAPITAL
 NAME OF MEMBER                           INTEREST       UNITS     CONTRIBUTION
 Steven J. Wagenheim                       25.00         25.00         $250(1)

 ---------------------------
 ---------------------------

 William E. Burdick                        25.00         25.00         $250(1)

 ---------------------------
 ---------------------------

 Arthur E. Pew, III                        25.00         25.00       $200,000

 ---------------------------
 ---------------------------

 Mitchel I. Wachman                        12.00         12.00         $120

 ---------------------------
 ---------------------------

 Timothy Cary                               5.00         5.00           $50

 ---------------------------
 ---------------------------

 Eric LeClair                               5.00         5.00           $50

 ---------------------------
 ---------------------------

 Arthur Nermoe                              3.00         3.00           $30

 ---------------------------
 --------------------------                ------      ---------

        Totals                            100.00%         100
                                          -------         ---
                                          -------         ---


-------------------------
(1) In addition, Messrs. Wagenheim and Burdick have also contributed the Restaurant Project.




                                 Page 26 of 31 Pages